EXHIBIT 99.1

[inTEST News Release Letterhead]

inTEST Acquires Ambrell Corporation, Global Provider of Precision Induction Heating Systems
*  Acquisition expected to be accretive beginning in the third quarter of 2017;
*  Furthers corporate strategy of expansion into new growth markets

MOUNT LAUREL, NJ, May 24, 2017 - inTEST Corporation (NYSE MKT: INTT), an independent designer, manufacturer and marketer of thermal management products and semiconductor automatic test equipment (ATE) interface solutions, announced today that it has acquired all of the outstanding stock of Ambrell Corporation (Ambrell). Ambrell, a privately-held company based in Scottsville, New York, is a provider of precision induction heating systems under 500 KW power and is known for its application and engineering experience. Ambrell's innovative and proprietary heating solutions began over 30 years ago with power supply units for induction heating. We believe Ambrell is among the leaders in induction heating technology applied to intricate process applications for the manufacture of product components. Ambrell's systems are used to conduct fast, efficient, repeatable non-contact heating of metals or other electrically conductive materials, to transform raw materials into finished parts. Ambrell products are widely recognized for delivering engineered solutions to end users, systems integrators and OEMs, and for a wide range of manufacturing environments.

Ambrell's systems are diversified across industries, applications and geographies. Primary markets served by Ambrell presently include automotive, aerospace, machinery, wire & fasteners, medical, semiconductor, food & beverage, and packaging. Ambrell has a global reach for sales, services and applications consulting through company offices in the United States, England and the Netherlands, and certified partners throughout the Asia-Pacific region and Eastern Europe. Ambrell estimates that the global market for its induction heating manufacturing solutions is greater than $400 million.

The purchase price for Ambrell was $22 million in cash paid at closing, which is subject to post-closing working capital adjustment. Additional consideration may be paid based upon a multiple of adjusted EBITDA for 2017 and 2018, not to exceed $18 million. The acquisition closed on May 24, 2017, and is expected to contribute $20 million to $25 million in net revenues to inTEST's consolidated operations for calendar year 2018 and to be accretive beginning in the third quarter of 2017. Upon the closing of the transaction, Ambrell became a wholly-owned subsidiary of inTEST.

Robert E. Matthiessen, inTEST Executive Chairman, President and Chief Executive Officer, commented, "We are very excited about the combination of these two organizations, and we welcome the Ambrell team to inTEST. The Ambrell acquisition will complement our current thermal technologies and broaden our position in industrial markets with a diverse customer base in a broader manufacturing space, including in many emerging markets, consumer product packaging, fiber-optic, automotive and other markets. This transaction increases our capabilities, reach and value proposition benefiting our customers and advances our strategy of expanding our presence in new markets across the technology landscape - further growing and transforming inTEST Corporation into a broad-based thermal solutions company, while continuing to supply our valued customers in the semiconductor test arena."

James Pelrin, inTEST EVP and Chief Operating Officer, noted, "This transaction provides broad thermal solutions to a customer base with diverse application requirements for product development and production. The addition of Ambrell provides turnkey systems and application services capability where customers can meet pressing challenges to conditioning all sorts of materials. It also brings synergies in software development, engineering and manufacturing to the Thermal Products Segment."

Anthony Mazzullo, Ambrell President, commented, "I am excited about the prospects of being a wholly owned subsidiary of inTEST Corporation. We believe that providing the best customer experience in our industry has set us apart from our competitors and has been key to our success, taking us from a small start-up 30 years ago to a highly respected supplier in today's marketplace. I am confident that Ambrell's customers and employees will benefit significantly from the potential advantages of being a part of a larger industrial equipment company. We expect to uncover exciting new opportunities for our employees, customers and supply chain. The Ambrell team is looking forward to working with the inTEST team to leverage the respective strengths of our organizations."

Conference Call Details
inTEST and Ambrell management will host a conference call on Thursday, May 25, 2017 at 8:30 am Eastern Daylight Time to discuss the announcement. To access the live conference call, please dial (815) 680-6269 or (866) 900-9241. The Passcode for the conference call is 27158325. Please reference the inTEST Conference Call.

Live Webcast Details
inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST's website www.intest.com under the "Investors" section.

Replay Details (Webcast)
A replay of the webcast will be available on inTEST's website for one year following the live broadcast. To access the webcast replay, please visit inTEST's website www.intest.com under the "Investors" section.

Submit Questions
In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com. The Company will address as many questions as possible on the conference call.

About inTEST Corporation
inTEST Corporation is an independent designer, manufacturer and marketer of thermal management products and ATE interface solutions, which are used by semiconductor manufacturers to perform final testing of integrated circuits (ICs) and wafers. The Company's high-performance products are designed to enable semiconductor manufacturers to improve the speed, reliability, efficiency and profitability of IC test processes. The Company's products are also sold into the automotive, consumer electronics, defense/aerospace, energy, industrial and telecommunications markets. Specific products include temperature management systems, manipulator and docking hardware products and customized interface solutions. The Company has established strong relationships with its customers globally, which it supports through a network of local offices. For more information visit www.intest.com.

About Ambrell Corporation

Ambrell Corporation, headquartered in Scottsville, NY, is a provider of precision induction heating systems, known for its application and engineering experience. The company's products are produced at their ISO-9001 certified facility. Products are used in brazing, shrink fitting, bonding, annealing, curing, forging, hardening, sealing, melting, and material testing applications. Ambrell maintains an over 30-year history of providing induction heating solutions to the world stage of development and manufacturing operations. Ambrell's products comprise induction heating systems, cooling systems, and applications laboratory services.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events and financial results that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired operations into our existing businesses; changes in business conditions and the economy, generally; changes in the demand for semiconductors, generally; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products and other risk factors set forth from time to time in our SEC filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:
inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	lguerrant@guerrantir.com
Tel: 808-960-2642

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